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                                                                Exhibit 10.7

              EMPLOYEE BENEFITS SERVICES AND LIABILITIES AGREEMENT


         This EMPLOYEE BENEFITS SERVICES AND LIABILITIES AGREEMENT dated as of June 9, 1998 (the "Benefits Agreement"), between U.S. OFFICE PRODUCTS COMPANY, a Delaware corporation (the "Company"), WORKFLOW MANAGEMENT, INC., a Delaware corporation and wholly owned subsidiary of the Company ("Printco"), SCHOOL SPECIALTY, INC., a Delaware corporation and wholly owned subsidiary of the Company ("Schoolco"), AZTEC TECHNOLOGY PARTNERS, INC., a Delaware corporation and wholly owned subsidiary of the Company ("Techco"), and NAVIGANT INTERNATIONAL, INC., a Delaware corporation and wholly owned subsidiary of the Company ("Travelco") pursuant to the agreement and plan of distribution dated as of June 9, 1998 (the "Distribution Agreement") among Company, Printco, Schoolco, Techco, and Travelco.

         WHEREAS, the Board of Directors of the Company has determined that it is appropriate and desirable to enter into the Benefits Agreement as an Ancillary Agreement under the Distribution Agreement; and

         WHEREAS, each of the Company, Printco, Schoolco, Techco, and Travelco has determined that it is necessary and desirable to allocate and assign responsibility for certain employee benefit liabilities in respect of the activities of the businesses of such entities on and following the Distribution Date.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company, Printco, Schoolco, Techco, and Travelco agree as follows:

         1.       PURPOSE AND DEFINITIONS

                  a. Purpose. The purpose of this Benefits Agreement is to set forth the agreement of the Company, Printco, Schoolco, Techco, and Travelco regarding the allocation and assignment of the respective rights and obligations of each before and after the Distributions with respect to their current and former employees and with respect to benefits and compensation matters.

                  b. Definitions. In addition to the terms defined elsewhere in the text or in the Distribution Agreement, as used in this Benefits Agreement, the following terms have the following meanings:

                     "Distributed Company Employees" shall mean the Printco Employees, Schoolco Employees, Techco Employees, and Travelco Employees, collectively.

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                     "Employee" shall mean, as to the Company and each
Distributed Company, an individual who is employed (including an individual who is not actively employed because of an approved disability, lay-off with right of recall or an authorized leave of absence (or who is receiving salary continuation severance payments)) by the Company or the specified Distributed Company or any of their respective Subsidiaries (other than, for the Company, any Distributed Company or its Subsidiaries) immediately before the Distribution.

                     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                     "Former Employee" shall mean a former employee of the Company or the specified Distributed Company or any of their respective Subsidiaries (other than, for the Company, any Distributed Company or its Subsidiaries) whose employment terminated before the Distribution.

                     "Individual" shall mean each Employee and Former Employee. Solely for purposes of Section 3(b), "Individual" shall also include unsuccessful applicants for employment.

                     "Stand-Alone Plan" shall mean each benefit or compensation plan, program, policy, or arrangement currently or formerly maintained for the exclusive benefit of all or some Individuals with respect to the Company or the applicable Distributed Company.

         2. EMPLOYEES. Effective as of the Distribution Date and unless otherwise provided by the Distribution Agreement, each Company Employee, Printco Employee, Schoolco Employee, Travelco Employee, and Techco Employee will remain an employee of his or her respective employer. Nothing contained in this Section 2 confers on any such person any right to continued employment, whether before or after the Distribution Date, nor does it detract from or otherwise amend any employment agreement currently in force, except as specifically noted.

         3. GENERAL PRINCIPLES. Except as otherwise provided in this Benefits Agreement, as of the Distribution Date:

            a. Each party will remain or become responsible for its respective Stand-Alone Plans.

            b. The Company, Printco, Schoolco, Techco, and Travelco each will be allocated Liability for employment-related claims regardless of when filed (including, but not limited to, harassment and discrimination) based upon whether the claimant was at the time the claim arose, respectively, a Company Individual, Printco Individual, Schoolco Individual, Techco Individual, or Travelco Individual.

            c. Except as specifically provided herein, as of and after the Distribution Date, all Liabilities with respect to employee benefit plans, programs, or arrangements relating to (i) Company Former Employees that presently are Company liabilities will be retained by the

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Company, (ii) Printco Former Employees that presently are Company or Printco liabilities will be retained or assumed by Printco, as applicable, (iii) Schoolco Former Employees that presently are Company or Schoolco liabilities will be retained or assumed by Schoolco, as applicable, (iv) Techco Former Employees that presently are Company or Techco liabilities will be retained or assumed by Techco, as applicable, and (v) Travelco Former Employees that presently are Company or Travelco liabilities will be retained or assumed by Travelco, as applicable.

            d. Except to the extent recognition of past service credit would result in a duplication of benefits, the Company, Printco, Schoolco, Techco, and Travelco each will give past service credit under its applicable benefit plans, programs, policies and arrangements to participants therein to the extent their past service credit was recognized under the comparable benefit plan, program, policy, or arrangement of the Company or its Subsidiaries in which the Employee participated immediately before the Distribution Date.

            e. No provision of this Benefits Agreement requires any of the parties to continue any plan, program, policy, or arrangement for any period of time after the Distributions.

            f. Each party will amend its respective plans, programs, policies, and arrangements (whether newly established, assumed, or retained) to the extent necessary to reflect the provisions of this Benefits Agreement.

            g. Any Company Employee, Printco Employee, Schoolco Employee, Techco Employee, or Travelco Employee who continues in employment with the Company, Printco, Schoolco, Techco, or Travelco or any related Subsidiaries following the Distribution Date will not be deemed to have terminated employment solely as a result of the Distribution for purposes of any benefit or compensation plan, program, policy, or arrangement maintained by the Company, Printco, Schoolco, Techco, or Travelco.

            h. The Company will release any third party beneficiary rights it may have to enforce employment agreements assumed or retained by the Distributed Companies (other than with respect to the Company's
"Information," as defined in those agreements).

         4. 401(k) PLAN

            a. The Company will retain sponsorship of the U.S. Office Products 401(k) Retirement Plan (the "Company 401(k) Plan").

            b. Effective as of or as soon as practicable after the Distribution, the Distributed Companies will each establish new qualified 401(k) plans covering each Distributed Company and all or substantially all of its Subsidiaries in the United States. Distributed Company Employees will cease participation in the Company 401(k) Plan effective as close in time before the Distribution Date as is reasonably practicable. Distributed Company Employees who have outstanding participant loans under the Company 401(k) Plan will be permitted to continue

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making loan payments to the Company 401(k) Plan until such time as the loans are transferred to the Distributed Company's 401(k) Plan.

            c. Upon receipt by the Company and each of the Distributed Companies of favorable determination letters from the Internal Revenue Service to the effect that a newly established plan meets the requirements for qualification under Section 401(a) of the Code (or as the parties otherwise mutually agree), the Company will cause to be transferred to the trusts established under the newly-established 401(k) plans, the respective account balances (including any related loans and qualified domestic relations orders) and related assets of that employer's Employees. Upon such transfer, Printco, Schoolco, Techco, and Travelco will assume the related liabilities.

         5. MEDICAL PLANS

            a. Effective as of the Distribution Date, each of the Distributed Companies will assume or retain sponsorship of their respective Stand-Alone Plans that are medical (including dental) plans and arrangements and will assume or retain responsibility for continuation health coverage under ERISA
Section 601 et seq. with respect to their respective Individuals.

            b. To the extent permitted under any applicable indemnity, health maintenance organization or stop-loss contracts, any newly established health plans will waive waiting periods, pre-existing conditions to the extent waived or satisfied under the applicable Stand-Alone Plan, and credit deductible/copayments satisfied by Employees, if any, who are transferring among the respective employers in connection with the Distributions. The Company will use its best efforts to assist the Distributed Companies in their negotiations with any third parties to accomplish the waiver of such waiting periods and pre-existing conditions and the crediting of such deductibles and co-payments.

         6. CAFETERIA PLAN

            a. The Company will amend the U.S. Office Products Cafeteria Compensation Plan (the "Company Cafeteria Plan") to provide for spinning off to each Distributed Company the portions of the Cafeteria Plan's obligations and credits that apply to that Distributed Company.

            b. Effective as of the Distribution Date, each Distributed Company will adopt a cafeteria plan substantially identical to the Cafeteria Plan to receive and implement the obligations and credits spun off from the Cafeteria Plan.

            c. Each Distributed Company will treat as remaining in effect any elections the Distributed Company Employees made before the Distribution with respect to the Health Care Reimbursement Plan Benefit, the Dependent Care Assistance Program Benefit, the Health Insurance Benefit, and, to the extent offered by the Distributed Company after the Distribution,

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the Dental Insurance Benefit (each "Benefit" having the meaning provided in the
Company Cafeteria Plan).

            d. After the spinoffs described in this Section, Distributed Company Employees will submit any claims for the plan year ending December 31, 1998 to their respective Distributed Company's plan and not to the Company Cafeteria Plan.

         7. SEVERANCE

         Effective as of the Distribution Date, the Company, Printco, Schoolco, Techco, and Travelco each will be liable for any severance pay and benefits (including salary continuation) owing, as of or after the Distribution Date, to Company Individuals, Printco Individuals, Schoolco Individuals, Techco Individuals, and Travelco Individuals, respectively.

         8. STOCK OPTIONS

            a. The Company will retain the 1994 Amended and Restated USOP Long-Term Incentive Plan (the "Company Stock Plan") and the obligations under that plan with respect to stock options granted thereunder that are held by or in respect of Company Employees.

            b. The Distributed Companies will establish stock option plans under which they will provide options to their respective Employees to replace any options those employees hold under the Company Stock Plan and under which they may offer additional options.

            c. Any option granted by a Distributed Company in replacement for an option under the Company Stock Plan will expressly provide that it is being granted in full satisfaction of, and in substitution for, any and all Company stock options with respect to which it relates.

         9. FOREIGN PLANS

         Subject to applicable local law requirements and to the extent practicable, the respective rights and obligations of the Company, Printco, Schoolco, Techco, and Travelco (and their respective Subsidiaries) with respect to plans maintained by the Company and its Subsidiaries immediately before the Distribution Date outside of the United States will be treated in a manner consistent with the general principles described in Section 2 of this Benefits Agreement; provided, however, that nothing herein shall be construed so as to
(A) modify the terms and conditions of employment of any Company Employee, Printco Employee, Schoolco Employee, Techco Employee, or Travelco Employee who is employed outside of the United States (a "Foreign Employee") or (B) constitute an actual or constructive termination of any Foreign Employee's employment with the Company, Printco, Schoolco, Techco, Travelco, or any of their respective Subsidiaries, as applicable.



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         10. COOPERATION

             a. The Company and the Distributed Companies will cooperate in providing each other and other necessary parties with such data as may be necessary to administer their respective benefit plans in accordance with the terms of this Agreement. To that end, each will share, and will cause their affiliates to share, with each other and their respective agents and vendors (without obtaining releases) all participant, plan design, and other information necessary for the efficient and accurate administration of, compliance with laws and regulations applicable to, and response to governmental authorities regarding, their respective benefit plans, programs, and arrangements after the Distribution. Each party to this agreement and their respective authorized agents will, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of another party, to the extent necessary for such administration.

             b. The Company and the Distributed Companies agree to cooperate in completing all necessary filings with the Internal Revenue Service, Department of Labor, and Pension Benefit Guaranty Corporation with respect to the matters provided herein and will apprise the other parties hereto of any written or oral communication to or from any such agency with respect thereto that may bear on such other parties' interests hereunder. The Company will make all necessary Internal Revenue Service filings for the 1997 plan year and, if applicable, any "short year" filings for the 1998 plan year, with respect to the plans (other than Stand-Alone Plans) in which Distributed Company Employees participated before the Distribution Date.

         11. NO THIRD PARTY BENEFICIARIES.

         Notwithstanding anything to the contrary herein, this Benefits Agreement is solely for the benefit of the Company and the Distributed Companies. There shall be no third party beneficiaries under this Benefits Agreement, including, without limitation, any Company Individual, Printco Individual, Schoolco Individual, Techco Individual, or Travelco Individual.

         12. INCORPORATION BY REFERENCE.

         This Benefits Agreement is part of the Distribution Agreement, and shall be incorporated by reference into the Distribution Agreement as if set forth fully therein. Without limiting the generality of the foregoing, the parties acknowledge and agree that all provisions of the Distribution Agreement relating to Indemnification, Dispute Resolution, Notices, and the other provisions labeled "Miscellaneous" in the Distribution Agreement shall apply with respect to the matters described herein as if such terms were incorporated herein and a part hereof.

         13. TAX DEDUCTIONS

         Except as otherwise provided in Section 5 of the Tax Allocation Agreement dated June 9, 1998 between the Company, Printco, Schoolco, Techco and Travelco, the parties intend that the party that actually bears the cost (whether directly or indirectly) of making a payment with respect



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to, or (except as provided below) whose stock is used to satisfy, a liability governed by this Agreement will be entitled to any and all tax benefits associated therewith, including the benefit of taking an income tax deduction with respect to such payment or satisfaction, and will be obligated to satisfy all tax withholding obligations with respect there, and the parties agree to take no action inconsistent with such intention. Notwithstanding that intent, the parties recognize that it is possible that the Internal Revenue Service or another taxing authority will take a different position. Therefore, the parties agree that if any of them is notified by the IRS or another taxing authority that it is taking or proposes to take a different position, the party receiving such notice will notify any others affected by the notice; and

     if, when, and to the extent that one party or its Subsidiary receives a tax benefit as a result of a payment made by another party to satisfy a liability governed by this Agreement, the benefiting party will pay or cause its Subsidiary to pay the other party an amount equal to the "net tax benefit" (as defined below) realized by the benefiting party, as and when realized.

For this purpose, the "net tax benefit" to either party resulting from payment or satisfaction of a liability will be deemed to equal the excess of (a) the taxes that would have been paid by such party if such party had not paid or satisfied such liability over (b) the taxes that the party actually pays.

         14. MISCELLANEOUS

         a. Complete Agreement; Construction. This Benefits Agreement, including all Exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous negotiations, commitments, and writings with respect to such subject matter.

         b. Supersession. In the event of any conflict between any of the terms of this Benefits Agreement and the terms of either Distribution Agreement, the terms of this Benefits Agreement will govern.

         15. OTHER ACTIONS. The parties hereto shall take such other and further actions as may be necessary or appropriate to carry out this Benefits Agreement.



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         IN WITNESS WHEREOF, the parties have caused this Benefits Agreement to be executed by their duly authorized officers as of the day and year first written above.

                                           U.S. OFFICE PRODUCTS COMPANY

                                           by
                                           /s/ Mark D. Director
                                           -------------------------
                                           Name: Mark D. Director
                                           Title:  Executive Vice President -
                                                   Administration

                                           WORKFLOW MANAGEMENT, INC.

                                           by
                                           /s/ Thomas B. D'Agostino
                                           -------------------------
                                           Name: Thomas B. D'Agostino
                                           Title: President

                                           SCHOOL SPECIALTY, INC.

                                           by
                                           /s/ Daniel P. Spalding
                                           -------------------------
                                           Name: Daniel P. Spalding
                                           Title: President

                                           AZTEC TECHNOLOGY PARTNERS, INC.

                                           by
                                           /s/ James E. Claypoole
                                           -------------------------
                                           Name: James E. Claypoole
                                           Title: Chairman

                                           NAVIGANT INTERNATIONAL, INC.

                                           by
                                           /s/ Edward S. Adams
                                           -------------------------
                                           Name: Edward S. Adams
                                           Title: President



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